                                [SEAL OF BERMUDA]

                BERMUDA
                             THE COMPANIES ACT 1981
                          MEMORANDUM OF ASSOCIATION OF
                            COMPANY LIMITED BY SHARES
                             (Section 7(1) and (2))

                            MEMORANDUM OF ASSOCIATION
                                       OF

                            TBS INTERNATIONAL LIMITED
                   (hereinafter referred to as "the Company")

1.   The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.   We, the undersigned, namely,

                                  BERMUDIAN       NATIONALITY        NUMBER OF
                                  STATUS                             SHARES
NAME          ADDRESS             (Yes/No)                           SUBSCRIBED
JOHN H.       SOUTHAMPTON,         YES              BRITISH            1 SHARE
COOPER        BERMUDA

DAVID G.      SOUTHAMPTON,         YES              BRITISH            1 SHARE
COOPER        BERMUDA

ERNEST A.     PAGET,               YES              BRITISH            1 SHARE
MORRISON      BERMUDA

do hereby respectively agree to take such number of shares as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the
Company in respect of the shares allotted to us respectively.

3.   The Company is to be an EXEMPTED Company as defined by the Companies Act
     1981.

4.   The Company has power to hold land situated in Bermuda not exceeding in all, including the following parcels -

     N/A

5.   The authorised share capital of the Company is U.S. $12,000.00 divided into
     2,000 shares of U.S.$6.00 EACH. The minimum subscribed share capital of the
     Company is U.S.$12,000.00.

6.   The objects for which the Company is formed and incorporated are -

     (I)    TO ACT AND OR TO PERFORM ALL THE FUNCTIONS OF A HOLDING COMPANY IN
            ALL ITS BRANCHES AND TO COORDINATE THE POLICY AND ADMINISTRATION OF
            (I) ANY ENTITY OR ENTITIES WHEREVER INCORPORATED, ESTABLISHED OR
            CARRYING ON BUSINESS WHICH ARE IN ANY MANNER DIRECTLY OR INDIRECTLY
            OWNED OR CONTROLLED BY THE COMPANY OR BY THE SAME ENTITY IN ANY
            MANNER DIRECTLY OR INDIRECTLY OWNING OR CONTROLLING THE COMPANY OR
            (II) ANY GROUP OF WHICH THE COMPANY OR ANY SUCH ENTITY OWNED OR
            CONTROLLED BY, OR UNDER COMMON OWNERSHIP OR CONTROL WITH, THE
            COMPANY IS A MEMBER;

     (II)   TO PROVIDE AND OR PROCURE FINANCING AND FINANCIAL INVESTMENT,
            MANAGEMENT AND ADVISORY SERVICES AND ADMINISTRATIVE SERVICES TO ANY
            ENTITY IN WHICH THE COMPANY OWNS, DIRECTLY OR INDIRECTLY AN EQUITY
            INTEREST (REGARDLESS OF WHETHER THE SAME CARRIES ANY VOTING RIGHTS
            OR PREFERRED RIGHTS OR RESTRICTIONS); AND, IN CONNECTION WITH ANY OF
            THE FOREGOING, TO PROVIDE AND OR PROCURE CREDIT, CREDIT ENHANCEMENT,
            FINANCIAL ACCOMMODATION, GUARANTEES, LOANS AND OR ADVANCES WITH OR
            WITHOUT INTEREST OR BENEFIT TO THE COMPANY TO ANY SUCH ENTITY AND TO
            LEND TO, DEPOSIT WITH AND OR CHARGE OR OTHERWISE ENCUMBER IN FAVOUR
            OF ANY FINANCIAL INSTITUTION, FUND AND OR TRUST, ALL OR ANY PROPERTY
            OF THE COMPANY AND OR ANY INTEREST THEREIN TO PROVIDE SECURITY OR
            COLLATERAL FOR ANY FINANCING PROVIDED TO ANY SUCH ENTITY;

     (III)  TO ACT AS AN INVESTMENT COMPANY AND FOR THAT PURPOSE TO ACQUIRE,
            HOLD UPON ANY TERMS, EITHER IN THE NAME OF THE COMPANY OR THAT OF
            ANY NOMINEE, PERSONAL PROPERTY OF ALL KINDS, INCLUDING WITHOUT
            LIMITATION, SHARES, STOCK, DEBENTURES, DEBENTURE STOCK, OWNERSHIP
            INTERESTS, SWAPS, HEDGING SECURITIES (INCLUDING PUT AND CALL
            OPTIONS) ANNUITIES, NOTES, MORTGAGES, BONDS, OBLIGATIONS AND OTHER
            SECURITIES, FOREIGN EXCHANGE, FOREIGN CURRENCY DEPOSITS AND
            COMMODITIES, ISSUED OR GUARANTEED BY ANY COMPANY, PARTNERSHIP OR
            OTHER ENTITY WHEREVER INCORPORATED, ESTABLISHED OR CARRYING ON
            BUSINESS, OR BY ANY GOVERNMENT, SOVEREIGN, RULER, COMMISSIONERS,
            PUBLIC BODY OR AUTHORITY, SUPREME, MUNICIPAL, LOCAL OR OTHERWISE, BY
            ORIGINAL SUBSCRIPTION, TENDER, PURCHASE, EXCHANGE, UNDERWRITING,
            PARTICIPATION IN SYNDICATES OR IN ANY OTHER MANNER AND WHETHER OR
            NOT FULLY PAID UP, AND TO MAKE PAYMENTS THEREON AS CALLED UP OR IN
            ADVANCE OF CALLS OR OTHERWISE AND TO SUBSCRIBE FOR THE SAME, WHETHER
            CONDITIONALLY OR ABSOLUTELY, AND TO HOLD THE SAME WITH A VIEW TO
            INVESTMENT, BUT WITH THE POWER TO VARY ANY INVESTMENTS, AND TO

            EXERCISE AND ENFORCE ALL RIGHTS AND POWERS CONFERRED BY OR INCIDENT
            TO THE OWNERSHIP THEREOF, AND TO INVEST AND DEAL WITH THE MONEYS OF
            THE COMPANY UPON SUCH SECURITIES AND IN SUCH MANNER AS MAY BE FROM
            TIME TO TIME DETERMINED (INCLUDING , WITHOUT LIMITATION, ENTERING
            INTO, INVESTING IN AND REINVESTING IN FUTURES AND FORWARD CONTRACTS,
            DERIVATIVE FINANCIAL INVESTMENTS, FOREIGN EXCHANGE CONTRACTS AND
            RELATED OPTIONS THEREON).

     (IV)   TO ACQUIRE BY PURCHASE OR OTHERWISE, BUY, OWN, HOLD, CREATE, MARKET,
            DESIGN, ASSEMBLE, MANUFACTURE, REPAIR, LEASE, HIRE, LET, SELL,
            DISPOSE OF (WITH OR WITHOUT CONSIDERATION OR BENEFIT), MAINTAIN,
            IMPROVE, DEVELOP, MANAGE, INVENT, BUILD, CONSTRUCT, OPERATE, PACKAGE
            AND OTHERWISE TRADE, INVEST OR DEAL IN AND WITH PRODUCTS, FINANCIAL
            INSTRUMENTS, GOODS, AND REAL AND PERSONAL PROPERTY OF ALL KINDS
            WHATSOEVER AND WHERESOEVER SITUATED, AND ENTER INTO ARRANGEMENTS FOR
            OR WITH RESPECT TO ANY OF THE FOREGOING;

     (V)    TO PERFORM, PROVIDE, PROCURE, MARKET AND DEAL IN SERVICES AND
            UNDERTAKINGS OF ALL KINDS;

     (VI)   TO ADVISE AND ACT AS CONSULTANTS AND MANAGERS OF ALL KINDS AND,
            WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TO PROVIDE
            INVESTMENT AND FINANCIAL ADVICE, CONSULTATION AND MANAGEMENT
            SERVICES;

     (VII)  TO RESEARCH, CREATE, DEVELOP, INVENT, IMPROVE, DISCOVER, DESIGN,
            COLLATE AND DRAFT ORIGINAL WORKS, SOFTWARE, INVENTIONS, DESIGNS,
            CONCEPTS, FORMULAS, PROCESSES, STRATEGIES, METHODOLOGIES AND THE
            LIKE, AND ACQUIRE, BUILD, OWN, HOLD, SELL, LEASE, LICENSE, DISPOSE
            OF (WITH OR WITHOUT CONSIDERATION OR BENEFIT), MARKET, FRANCHISE,
            AND OTHERWISE EXPLOIT AND DEAL IN OR WITH ALL INTELLECTUAL AND
            INTANGIBLE PROPERTY RIGHTS PERTAINING THERETO WHETHER REGISTERED OR
            NOT, INCLUDING BUT NOT LIMITED TO TRADE AND SERVICE MARKS, TRADE
            NAMES, COPYRIGHTS, COMPUTER SOFTWARE, INVENTIONS, DESIGNS, PATENTS,
            PROVISIONAL PATENTS, UTILITY MODELS, TRADE SECRETS, CONFIDENTIAL
            INFORMATION, KNOW HOW, GET-UP AND ANY OTHER RIGHTS AND PRIVILEGES
            VESTING IN OR ATTACHING THERETO;

     (VIII) TO EXPLORE FOR, DRILL FOR, MINE FOR, QUARRY FOR, MOVE, TRANSPORT,
            AND REFINE METALS, MINERALS, FOSSIL FUEL, PETROLEUM, HYDROCARBON
            PRODUCTS INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE
            FOREGOING, OIL AND OIL PRODUCTS, AND PRECIOUS STONES OF ALL KINDS
            AND TO PREPARE THE SAME FOR SALE OR USE;

     (IX)   TO ENTER INTO ANY GUARANTEE, CONTRACT OF INDEMNITY OR SURETYSHIP AND
            TO ASSURE, SUPPORT OR SECURE WITH OR WITHOUT CONSIDERATION OR
            BENEFIT THE PERFORMANCE OF ANY OBLIGATIONS OF ANY PERSON OR PERSONS
            AND TO GUARANTEE THE FIDELITY OF INDIVIDUALS FILLING OR ABOUT TO
            FILL SITUATIONS OF TRUST OR CONFIDENCE;

     (X)    TO OWN, MANAGE, OPERATE, ACT AS AGENTS WITH RESPECT TO, BUILD,
            REPAIR, ACQUIRE, OWN, SELL, CHARTER, OR DEAL IN SHIPS AND AIRCRAFT;

     (XI)   TO LEND TO OR DEPOSIT WITH ANY PERSON FUNDS, PROPERTY OR ASSETS AND
            TO PROVIDE COLLATERAL OR CREDIT ENHANCEMENT FOR LOANS, LEASING OR
            OTHER FORMS OF FINANCING, WITH OR WITHOUT CONSIDERATION OR BENEFIT;

     (XII)  TO CREATE, ENTER INTO, UNDERTAKE, PROCURE, ARRANGE FOR, ACQUIRE BY
            PURCHASE OR OTHERWISE, BUY, OWN, HOLD, SELL OR OTHERWISE DISPOSE OF
            (WITH OR WITHOUT CONSIDERATION OR BENEFIT), TRADE, INVEST AND OR
            OTHERWISE DEAL IN, WHETHER ON A SPECULATIVE BASIS OR OTHERWISE, ALL
            AND OR ANY KIND OF (INCLUDING WITHOUT LIMITATION ALL AND OR ANY
            COMBINATIONS OF AND ALL AND OR ANY RIGHTS OR INTERESTS UNDER)
            INSTRUMENT, AGREEMENT, CONTRACT, COVENANT AND UNDERTAKING, INCLUDING
            WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, DERIVATIVE
            INSTRUMENT, AGREEMENT OR CONTRACT, OPTION, SWAP OPTION CONTRACT,
            BOND, WARRANT, DEBENTURE, EQUITY, FORWARD EXCHANGE CONTRACT, FORWARD
            RATE CONTRACT, FUTURE, HEDGE, SECURITY, NOTE, CERTIFICATE OF
            DEPOSIT, UNIT, GUARANTEE AND OR FINANCIAL INSTRUMENT; AND

     (XIII) TO CARRY ON ANY TRADE OR BUSINESS WHICH CAN, IN THE OPINION OF THE
            BOARD OF DIRECTORS, BE ADVANTAGEOUSLY CARRIED ON BY THE COMPANY.

7.   POWERS OF THE COMPANY

     (I)    THE COMPANY SHALL, PURSUANT TO SECTION 42 OF THE COMPANIES ACT 1981,
            HAVE THE POWER TO ISSUE PREFERENCE SHARES WHICH ARE, AT THE OPTION
            OF THE HOLDER, LIABLE TO BE REDEEMED.

     (II)   THE COMPANY SHALL, PURSUANT TO SECTION 42A OF THE COMPANIES ACT
            1981, HAVE THE POWER TO PURCHASE ITS OWN SHARES.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof

/s/ John H. Cooper                             /s/ Sheri Kucher

/s/ David G. Cooper                            /s/ Sheri Kucher

/s/ Ernest A. Morrison                         /s/ Sheri Kucher

(SUBSCRIBERS)                                  (WITNESSES)

SUBSCRIBED this 20TH DAY OF NOVEMBER, 1997.